Exhibit 10.02

EXECUTION VERSION

AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

THIS AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (this “Agreement”) is dated November 30, 2015, but effective as of 11:59 p.m., New York time, on November 30, 2015, by and among eVance Processing Inc., a Delaware corporation (the “Company”), and the lenders identified on the signature page hereof (such lenders are referred to herein individually and collectively as the “Lender”). All capitalized terms used in this Agreement, but not otherwise defined herein, are given the meanings set forth in the Purchase Agreement.

RECITALS

WHEREAS, the Lender previously made a loan to the Sellers (as defined below), as evidenced by a promissory note (the “Loan”) and pursuant to the terms of that certain Loan and Security Agreement, dated as of November 30, 2015 (the “Original Security Agreement”), in order to allow the Sellers to pay off certain senior secured indebtedness;

WHEREAS, pursuant to the terms of that certain Asset Purchase Agreement, dated November 30, 2015, but effective as of 11:59 p.m., New York time, on November 30, 2015 (the “Purchase Agreement”), among the Company, Calpian, Inc., a Texas corporation (“Parent”), Calpian Residual Acquisition, LLC, a Nevada limited liability company (“CRA”), and Calpian Commerce, Inc., a Texas corporation and wholly-owned subsidiary of Parent (“CCI” and, collectively with Parent and CRA, the “Sellers”), the Company assumed liability for payment of the Loan (the “Transaction”); and

WHEREAS, in connection with the Transaction, the Company and the Lender desire to amend and restate the Loan and the Original Security Agreement.

NOW, THEREFORE, THE PARTIES HEREBY AGREE AS FOLLOWS:

1.	Definitions.

1.1.            “Account” is any “account” as defined in the Code with such additions to such term as may hereafter be made, and includes, without limitation, all accounts receivable and other sums owing to the Company.

1.2.            “Act” means the Securities Act of 1933, as amended.

1.3.            “Business” shall mean the Company’s business as purchased by the Company under the Purchase Agreement.

1.4.            “Code” is the Uniform Commercial Code, as the same may, from time to time, be enacted and in effect in the State of Texas and the State of Delaware; provided, that, to the extent that the Code is used to define any term herein and such term is defined differently in different Articles or Divisions of the Code, the definition of such term contained in Article or Division 9 shall govern; provided, further, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection, or priority of, or remedies with respect to, Lender’s Lien on any Collateral is governed by the Uniform Commercial Code in effect in a jurisdiction other than the State of Texas, the term “Code” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority, or remedies and for purposes of definitions relating to such provisions.

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1.5.            “Collateral” means of all of the Company’s right, title and interest, whether now existing or hereafter acquired or arising, in and to the Acquired Assets, inclusive of Residuals, ISO Agreements, Assumed Contracts, including the following personal property owned by the Company, which includes, but is not limited to, the items set forth on the attached Schedule A: (a) all goods; (b) Accounts; (c) Equipment; (d) customer lists; (e) Inventory; (f) contract rights or rights to payment of money, leases, license agreements, franchise agreements, commercial tort claims, documents, instruments (including any promissory notes), chattel paper (whether tangible or electronic); (g) cash, deposit accounts, fixtures, letters of credit rights (whether or not the letter of credit is evidenced by a writing); (h) securities, investment property, trademarks, trade names, copyrights, patents, processes, applications therefor, know-how, trade secrets, confidential information, goodwill, and other intellectual property; (i) General Intangibles (whether in contract, tort or otherwise); (j) insurance policies (including without limitation key man, property damage, and business interruption insurance), payments of insurance and rights to payment of any kind; (k) all other investment property, supporting obligations, and financial assets, whether now owned or hereafter acquired, wherever located; (l) all the Company’s books relating to the foregoing; and (m) any and all claims, rights and interests in any of the above and all substitutions for, additions, attachments, accessories, accessions and improvements to and replacements, products, proceeds and insurance proceeds of any or all of the foregoing.

1.6.            “Default Rate” is the 5% per annum in excess of the interest rate applicable to the Promissory Note at the time of default.

1.7.            “Equipment” is all “equipment” as defined in the Code with such additions to such term as may hereafter be made, and includes without limitation all machinery, fixtures, goods, vehicles, and any interest in any of the foregoing.

1.8.            “General Intangibles” is all “general intangibles” as defined in the Code in effect on the date hereof with such additions to such term as may hereafter be made, and includes without limitation, all intellectual property, claims, income and other tax refunds, security and other deposits, payment intangibles, contract rights, options to purchase or sell real or personal property, rights in all litigation presently or hereafter pending (whether in contract, tort or otherwise).

1.9.            “Inventory” is all “inventory” as defined in the Code in effect on the date hereof with such additions to such term as may hereafter be made, and includes without limitation all merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products, including without limitation such inventory as is temporarily out of the Company’s custody or possession or in transit and including any returned goods and any documents of title representing any of the above.

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1.10.        “Lien” is a claim, mortgage, deed of trust, levy, charge, pledge, security interest or other encumbrance of any kind, whether voluntarily incurred or arising by operation of law or otherwise against any property.

1.11.        “Maturity Date” shall mean November 30, 2016.

1.12.        “Person” shall mean any individual, partnership, limited liability company, corporation, trust, joint venture, unincorporated organization, other legal entity, government or agency or political subdivision thereof.

1.13.        “Promissory Note” shall mean collectively the secured promissory notes, as the same may be amended and/or restated, issued to Lender pursuant to Section 2.1, the form of each of which is attached hereto as Exhibit A and which evidence the Loan.

2.                  Terms of the Promissory Note

2.1. Issuance of Promissory Note. In return for the assumption by the Company of the Loan in the principal amount identified on the signature page hereof under the applicable Lender’s name, the Company shall issue to the Lender a Promissory Note, as identified on Exhibit B. Notwithstanding anything to the contrary in the Promissory Notes, if there is a conflict between this Agreement and the Promissory Note, this Agreement shall control.

2.2. Representations and Warranties of the Company. In connection with the transactions provided for herein, the Company hereby represents and warrants to the Lender the following:

2.2.1. Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as now conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on its business or properties.

2.2.2. Authorization. All corporate action has been taken on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement and the actions required by it.  The Company has taken all corporate action required to make all of the obligations of the Company reflected in the provisions of this Agreement, the valid and enforceable obligations they purport to be, except as may be limited by applicable bankruptcy, insolvency, reorganization or similar laws relating to or affecting the enforcement of creditors’ rights. The borrowing of the money evidenced by the Promissory Note and the grant of the security interest herein and the other actions herein do not violate any agreements that the Company has with any third party or any orders or public filings by which the Company is bound.

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2.2.3. Loan. The Company hereby represents that its board of directors, in the exercise of its fiduciary duty, has approved the execution of this Agreement based upon a reasonable belief that the loans provided for herein are appropriate for the Company after reasonable inquiry concerning its financial objectives and financial situation.

2.2.4. Liabilities. The Company hereby represents that there are no outstanding judgments, liens, tax liabilities or other encumbrances against the Company as of the date of this Agreement.

2.3. Representations and Warranties of the Lender.  In connection with the transactions provided for herein, the Lender hereby represents and warrants to the Company that:

2.3.1. Authorization. This Agreement constitutes the Lender’s valid and legally binding obligation, enforceable in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization or similar laws relating to or affecting the enforcement of creditors’ rights.  The Lender represents that it has full power and authority to enter into this Agreement.

2.3.2. Entirely for Own Account. The Lender acknowledges that the Company has relied upon, in entering into this Agreement, the Lender’s representation to the Company that the Promissory Note and any securities issuable in connection therewith (collectively, the “Securities”) will be acquired for investment solely for the Lender’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Lender has no present intention of selling, granting any participation in or otherwise distributing the same.  By executing this Agreement, the Lender further represents that the Lender does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to the Securities.

2.3.3. Disclosure of Information. The Lender acknowledges that it has received all the information it considers necessary or appropriate for deciding whether to acquire the Securities.  The Lender further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Securities and to obtain any additional information necessary to verify the accuracy of the information given the Lender. In evaluating the suitability of an investment in the Company, the Lender has not relied upon any representation or information (oral or written) other than as stated in this Agreement.

2.3.4. Investment Experience. The Lender acknowledges that it is able to fend for itself, can bear the economic risk of its investment and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Securities. The Lender also represents it has not been organized solely for the purpose of acquiring the Securities.

2.3.5. Accredited Investor. The Lender is an “accredited investor” within the meaning of Rule 501 of Regulation D of the Securities and Exchange Commission (the “SEC”), as presently in effect.

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2.4. Restricted Securities. The Lender understands that the Securities are characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may not be resold without registration under the Act except in certain limited circumstances. The Lender represents that it is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Act.

2.5. Legends. It is understood that the Securities may bear the following legends:

“THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.  THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT OR UNLESS SOLD IN ACCORDANCE WITH RULE 144 UNDER SUCH ACT.”

“THESE SECURITIES ARE SUBJECT TO, AND MAY BE TRANSFERRED ONLY IN COMPLIANCE WITH, THAT CERTAIN AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT BETWEEN THE ISSUER AND THE HOLDER, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THE ISSUER.”

Any legend required by the blue sky laws of any state to the extent such laws are applicable to the securities represented by the certificate or other document with any such legend.

2.6. Defaults and Remedies.

2.6.1. Events of Default. The following events shall be considered events of default with respect to each Promissory Note (each individually, an “Event of Default”):

2.6.1.1. If the Company defaults in the payment of any part of the principal or unpaid accrued interest on any Promissory Note identified on Exhibit B and the Company fails to cure such breach within five (5) days after the date the payment is due; or

2.6.1.2. If the Company makes an assignment for the benefit of creditors, or admits in writing its inability to pay its debts as they become due, or files a voluntary petition for bankruptcy, or files any petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, dissolution or similar relief under any present or future statute, law or regulation, or files any answer admitting the material allegations of a petition filed against the Company in any such proceeding, or seeks or consents to or acquiesces in the appointment of any trustee, receiver or liquidator of the Company, or of all or any substantial part of the properties of the Company, or the Company or its respective directors or majority stockholders take any action looking to the dissolution or liquidation of the Company; or

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2.6.1.3. If upon sixty (60) days after the commencement of any proceeding against the Company seeking any bankruptcy reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, such proceeding has not been finally dismissed, or if upon sixty (60) days after the appointment without the consent or acquiescence of the Company of any trustee, receiver or liquidator of the Company or of all or any substantial part of the properties of the Company, such appointment has not been vacated, stayed or bonded pending appeal; or

2.6.1.4. The Company shall be involved in financial difficulties as evidenced: (a) by its commencement of a voluntary case under Title 11 of the United States Code as from time to time in effect; (b) by its filing an answer or other pleading admitting or failing to deny the material allegations of a petition filed against it commencing an involuntary case under said Title 11, or seeking, consenting to or acquiescing in the relief therein provided, or by its failing to controvert timely the material allegations of any such petition; (c) by the entry of an order for relief in any involuntary case commenced under said Title 11; (d) by the entry of an order by a court of competent jurisdiction (A) by finding it to be bankrupt or insolvent, (B) ordering or approving its liquidation, reorganization or any modification or alteration of the rights of its creditors, or (C) assuming custody of, or appointing a receiver or other custodian for all or a substantial part of its property and such order shall not be vacated or stayed on appeal or otherwise stayed within 120 days; (e) by the filing of a petition against the Company under said Title 11 which shall not be vacated within 120 days; or (f) by its making an assignment for the benefit of, its creditors, or appointing or consenting to the appointment of a receiver or other custodian for all or a substantial part of its property; or

2.6.1.5. The Company, without the written consent of the Lender, shall sell substantially all of its assets to an unaffiliated third party in one or more of a series of related transactions; or

2.6.1.6. If any money judgment, writ or similar process shall be entered or filed against the Borrower or any subsidiary of the Borrower or any of its property or other assets for more than $25,000.00, and shall remain unvacated, unbonded or unstayed for a period of thirty (30) calendar days unless otherwise consented to by Lender; or

2.6.1.7. The Company defaults in the performance of any of its covenants contained in this Agreement or the Promissory Note.

2.6.2. Remedies.

2.6.2.1. Upon the occurrence of one or more Events of Default under Section 2.6.1. hereof, at the option and upon the declaration of the Lender, or any one of them, and upon written notice to the Company and the other Lenders set forth on Exhibit B, the entire unpaid principal and accrued and unpaid interest on the Promissory Note shall, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived, be forthwith due and payable, and thereafter all such sums shall bear interest at the Default Rate, and the Lender may, immediately and without expiration of any period of grace, enforce payment of all amounts due and owing under the Promissory Note, including reasonable attorneys’ fees, paralegals’ fees and costs and expenses incurred by the holder of the Promissory Note in collecting or enforcing payment thereof (whether such fees, costs or expenses are incurred in negotiations, all trial and appellate levels, administrative proceedings, bankruptcy proceedings or otherwise), and all other sums due by the Company hereunder, all without any relief whatsoever from any valuation or appraisement laws and payment thereof may be enforced and recovered in whole or in part at any time by one or more of the remedies provided to the holder of the Promissory Note at law, in equity or under the Promissory Note or this Agreement. In connection with acceleration described herein, the Lender need not provide, and the Borrower hereby waives, any presentment, demand, protest or other notice of any kind, and the Lender may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Such acceleration may be rescinded and annulled by the Lender at any time prior to payment hereunder and the Lender shall have all rights as a holder of the Promissory Note until such time, if any, as the Lender receives full payment pursuant to this Section 2.6.2. No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon.

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2.6.2.2. Upon the occurrence of one or more Events of Default under Section 2.6.1. hereof, the Company, by its signature hereto, agrees to be obligated to instruct all banking organizations with which it holds accounts, excluding those related to the business of Money-on-Mobile, to deliver any and all funds from its receivable bank accounts to the Lender for the purpose of satisfying the Remedies described in this Section 2.6.2., which instructions’ form, substance, terms and conditions shall be consistent with those customarily found in blocked account agreements. The Company hereby grants the Lender a power of allowing for this purpose of enabling the Lender to contact such banking organizations.

2.6.2.3. None of the foregoing shall limit the Lender’s right to exercise any and all other remedies granted to it under the Code, at law, in equity or otherwise.

3. Security Interest.

3.1. Grant of Security Interest. As collateral security for the indebtedness represented by the Promissory Notes set forth on Exhibit B, each of which is of equal dignity and is payable pari passu with each of the other Promissory Notes set forth on Exhibit B, the Company hereby pledges and each Lender is granted a first priority lien on and security interest in and to, and agrees and acknowledges that the Lender has and shall continue to have, such a security interest in and to, and assigns, transfers, pledges, and conveys to the Lender, all of the Company’s right, title, and interest in and to the Collateral now owned or hereafter acquired, wherever located, howsoever arising or created, and whether now existing or hereafter arising, existing, or created.

3.2. Acknowledgement by the Lender. Each Lender, acknowledges and agrees that the aggregate amount of indebtedness under the Promissory Notes set forth on Exhibit B, totaling $9,000,000 as of the date hereof, are of equal dignity and be payable pari passu.

3.3. Authorization to File Financing Statements. The Company hereby authorizes the Lender to file financing statements, without notice to the Company, with all appropriate jurisdictions to perfect or protect the Lender’s interest or rights hereunder, including a notice that certain dispositions of the Collateral shall be deemed to violate the rights of the Lender under the Code.

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4.	Miscellaneous.

4.1. Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties.  Nothing in this Agreement is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

4.2. Governing Law. This Agreement and the Promissory Note shall be governed by and construed under the laws of the State of Texas as applied to agreements among Texas residents, made and to be performed entirely within the State of Texas.

4.3. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

4.4. Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

4.5. Notices. All notices and other communications given or made pursuant hereto shall be in writing (including facsimile or similar electronic transmissions) and shall be deemed effectively given:  (a) upon personal delivery to the party to be notified, (b) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient, if not so confirmed, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid or (d) one day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt.  All communications shall be sent to the respective parties at the following addresses (or at such other addresses as shall be specified by notice given in accordance with this Section 4.5):

(i) if to the Company, to:

eVance Processing Inc.

c/o Excel Corporation

6363 President George Bush Freeway, Suite 310

Irving, TX 75038

Attn: Thomas A. Hyde Jr.

Facsimile: 972-786-7373

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With a copy (which shall not constitute notice) to:

Jones Day

2727 N. Harwood Street

Dallas, TX 75201

Attn: James E. O’Bannon, Esq.

Facsimile: 214-969-5100

(ii) if to Lender, the address set forth on the signature page hereto.

4.6. Expenses. Notwithstanding the foregoing, if any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys’ fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

4.7. Entire Agreement; Amendments and Waivers. This Agreement, the Schedules and the Exhibits hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof.  Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Lender. Any waiver or amendment effected in accordance with this Section 4.7. shall be binding upon each party to this Agreement.

4.8. Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

4.9. No Usury. This Agreement and the Promissory Note are hereby expressly limited so that in no event whatsoever, whether by reason of deferment or advancement of loan proceeds, acceleration of maturity of the loan evidenced hereby, or otherwise, shall the amount paid or agreed to be paid to the Lender hereunder for the loan, use, forbearance or detention of money exceed the maximum interest rate permitted by the laws of the State of Texas.  If at any time the performance of any provision hereof or any Promissory Note involves a payment exceeding the limit of the price that may be validly charged for the loan, use, forbearance or detention of money under applicable law, then automatically and retroactively, ipso facto, the obligation to be performed shall be reduced to such limit, it being the specific intent of the Company and the Lender hereof that all payments under this Agreement or the Promissory Note are to be credited first to interest as permitted by law, but not in excess of (a) the agreed rate of interest set forth in the Promissory Note or (b) that permitted by law, whichever is the lesser, and the balance toward the reduction of principal.  The provisions of this Section 4.9. shall never be superseded or waived and shall control every other provision of this Agreement and the Promissory Note.

4.10. Information Rights. The Company shall, upon the Lender’s request, deliver the following to the Lender:

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4.10.1. As soon as practicable, but in any event within 120 days after the end of each fiscal year of the Company, (a) a balance sheet as of the end of such year, (b) statements of income and of cash flows for such year, and (c) a statement of stockholders’ equity as of the end of such year.

4.10.2. As soon as practicable, but in any event within 45 days after the end of each of the first three quarters of each fiscal year of the Company, unaudited statements of income and of cash flows for such fiscal quarter, and an unaudited balance sheet and an unaudited statement of stockholders’ equity as of the end of such fiscal quarter, all prepared in accordance with GAAP (except that such financial statements may (a) be subject to normal year-end audit adjustments and (b) not contain all notes thereto that may be required in accordance with GAAP).

4.10.3. As soon as practicable, but in any event within 30 days of the end of each month, an unaudited income statement and statement of cash flows for such month, and an unaudited balance sheet and unaudited statement of stockholders’ equity as of the end of such month, all prepared in accordance with GAAP (except that such financial statements may (a) be subject to normal year-end audit adjustments and (b) not contain all notes thereto that may be required in accordance with GAAP).

4.10.4. If, for any period, the Company has any subsidiary whose accounts are consolidated with those of the Company, then in respect of such period the financial statements delivered pursuant to this Section 4.10. shall be the consolidated and consolidating financial statements of the Company and all such consolidated subsidiaries.

4.11. Inspection. The Company shall permit the Lender on the Lender’s written request, to visit and inspect the Company’s properties, examine its books of account and records, and discuss the Company’s affairs, finances, and accounts with its officers, during normal business hours of the Company as may be reasonably requested by the Lender; provided, however, that the Company shall not be obligated pursuant to this Section 4.11. to provide access to any information that it reasonably and in good faith considers to be a trade secret or confidential information (unless covered by an enforceable confidentiality agreement, in form reasonably acceptable to the Company) or the disclosure of which would adversely affect the attorney-client privilege between the Company and its counsel.

4.12. Waiver of Jury Trial. TO THE EXTENT EACH MAY LEGALLY DO SO, EACH PARTY HERETO HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION, CAUSE OF ACTION OR PROCEEDING ARISING UNDER OR WITH RESPECT TO THIS AGREEMENT, OR IN ANY WAY CONNECTED WITH, OR RELATED TO, OR INCIDENTAL TO, THE DEALING OF THE PARTIES HERETO WITH RESPECT TO THIS AGREEMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND IRRESPECTIVE OF WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE.  TO THE EXTENT EACH MAY LEGALLY DO SO, EACH PARTY HERETO HEREBY AGREES THAT ANY SUCH CLAIM, DEMAND, ACTION OR PROCEEDING SHALL BE DECIDED BY A COURT TRIAL WITHOUT A JURY AND THAT EITHER PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF ANY OTHER PARTY HERETO TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

4.13. Electronic and Facsimile Signatures. Any signature page delivered electronically or by facsimile (including without limitation transmission by .pdf) shall be binding to the same extent as an original signature page, with regard to any agreement subject to the terms hereof or any amendment thereto. Any party who delivers such a signature page agrees to later deliver an original counterpart to the other party if so requested.

Signature Pages Follow

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

BORROWER:

eVance Processing Inc.

By: /s/Robert L. Winspear
Robert L. Winspear, CFO

LENDERS:

Fairmount St. Investments, L.P.
By: M.D.S. Investments II, Inc., as its sole General Partner

By: /s/ Paul E. Utterback
Paul E. Utterback, President

Address: 5648 Hammock Isles Drive
Naples, FL 34119

Amount: $4,639,958

[Signature Page to Amended and Restated Loan and Security Agreement]

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Luscinus Investments Ltd.

By: /s/ Mark V. Houghton-Berry
Mark V. Houghton-Berry, Director

Address: Corner Green, South Drive
Virginia Water, Surrey U.K. GU25 4JS

Amount: $1,500,000

Valley View Capital Corporation Employer
Retirement Trust

By: /s/ Frederick B. Hegi, Jr.
Frederick B. Hegi, Jr., Trustee

Address: 750 N. St. Paul St., Suite 1200
Dallas, TX 75201

Amount: $150,000

/s/ Mike Barish
Mike Barish

Address: 200 Columbine St., Suite 800
Denver, CO 80206

Amount: $600,000

/s/ David Utterback
David Utterback

Address: 3809 Bergerac Lane
Ocean Springs, MS 39564

Amount: $1,139,958

/s/ Laird Cagan
Laird Cagan

Address: 200 Alamos Rd.
Portola Valley, CA 94028

Amount: $720,084

Excel Corporation

By: /s/ Thomas A. Hyde, Jr.
Thomas A. Hyde, Jr., President & CEO

Address: 6363 President George Bush Turnpike (N. Hwy 161), Ste 310
Irving, TX 74038

Amount: $250,000

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SCHEDULE A:

COLLATERAL

All of the Company’s right, title and interest, whether now existing or hereafter acquired or arising, in and to the Acquired Assets, inclusive of Residuals, ISO Agreements, Assumed Contracts (all as defined in the Purchase Agreement, including the following personal property owned by the Company, which includes, but is not limited to:

(a) all goods;

(b) “account” as defined in the Code with such additions to such term as may hereafter be made, and includes, without limitation, all accounts receivable and other sums owing to the Company;

(c) “equipment” as defined in the Code with such additions to such term as may hereafter be made, and includes without limitation all machinery, fixtures, goods, vehicles, and any interest in any of the foregoing;

(d) customer lists;

(e) “inventory” as defined in the Code in effect on the date hereof with such additions to such term as may hereafter be made, and includes without limitation all merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products, including without limitation such inventory as is temporarily out of the Company’s custody or possession or in transit and including any returned goods and any documents of title representing any of the above;

(f) contract rights or rights to payment of money, leases, license agreements, franchise agreements, commercial tort claims, documents, instruments (including any promissory notes), chattel paper (whether tangible or electronic);

(g) cash, deposit accounts, fixtures, letters of credit rights (whether or not the letter of credit is evidenced by a writing);

(h) securities, investment property, trademarks, trade names, copyrights, patents, processes, applications therefor, know-how, trade secrets, confidential information, goodwill, and other intellectual property;

(i) “general intangibles” as defined in the Code in effect on the date hereof with such additions to such term as may hereafter be made, and includes without limitation, claims, income and other tax refunds, security and other deposits, payment intangibles, contract rights, options to purchase or sell real or personal property, rights in all litigation presently or hereafter pending (whether in contract, tort or otherwise);

(j) insurance policies (including without limitation key man, property damage, and business interruption insurance), payments of insurance and rights to payment of any kind; (x) all other investment property, supporting obligations, and financial assets, whether now owned or hereafter acquired, wherever located;

(k) all the Company’s books relating to the foregoing; and

(l) any and all claims, rights and interests in any of the above and all substitutions for, additions, attachments, accessories, accessions and improvements to and replacements, products, proceeds and insurance proceeds of any or all of the foregoing.

As well as, all of the Company’s right, title and interest, whether now existing or hereafter acquired or arising, in and to the following property owned by the Company (all as defined in the Purchase Agreement):

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(a) (i) the Residuals and all other payments related to the Sold Merchants regardless of source or ISO Agreement, (ii) the Sold Merchants and their servicing rights, (iii) copies of all Contracts, records and other documents in any form, whether hard copy, resident on computers, or otherwise, in the possession or under the control of Sellers relating to the ISO Agreements, the Residuals, and the Sold Merchants, (iv) all the BINs and ICAs, if any, under Sellers’ control that are used in connection with the Sold Merchants, (v) all merchant risk reserves or other merchant collateral of any nature related to the Sold Merchants held under the ISO Agreements and ISO Reserves held as a part of the ISO Agreements, (vi) all Residual or payments of any description regardless of its source derived from the ISO Agreements and the Sold Merchants, including, but not limited to, payment gateway fees, PCI fees, check revenues, Discover revenue, American Express revenue, and debit sponsorship revenue and (vii) all future sales rep sales activity;

(b) the payments related to the Acquired Assets beginning with the payments made in the month of November 2015, based upon the Residuals earned by Sellers from processing that occurred on or after November 1, 2015;

(c) all accounts or notes receivable held by the Company from Third Parties, and any security, claim, remedy or other right related to any of the foregoing;

(d) all bank accounts related to the Business, as well as all restricted cash;

(e) all personal property and interests therein, including all machinery and equipment, computer equipment and systems, software, hardware and other materials, used or held for use in the Business;

(f) all Intellectual Property and Software owned by or licensed to the Company for use in the Business as currently conducted, and the goodwill associated therewith;

(g) all of the Company’s credits, prepaid expenses, deferred charges, advanced payments, security deposits and prepaid items to the extent related to the Business;

(h) all of the Company’s claims, causes of action, defenses and rights of offset or counterclaim against Third Parties relating to any Acquired Asset or any Assumed Liability;

(i) all books and records of the Business, including all product designs and manufacturing drawings and all technical, sales and promotional literature;

(j) all goodwill of the Company associated with the Business or the Acquired Assets;

(m) customer contracts, databases, sales pipeline, proposals of the Business, and project files associated with the Acquired Assets;

(n) all Licenses and Permits of the Business, to the extent transferable to the Company;

(o) all social media accounts used by the Company in the conduct of the Business, including all user names and passwords associated with such social media accounts;

(p) all Assumed Contracts, including but not limited to the accounts with any Third Party provider enabling the Business’ website and/or application, to the extent the Contracts associated with those accounts are assignable; and

(q) all rights, IP Claims and causes of action against Third Parties resulting from or relating to the operation of the Business and the Acquired Assets prior to the Closing, including without limitation, any rights, claims and causes of actions arising under warranties from vendors and other Third Parties and the proceeds of insurance.

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EXHIBIT A:

SECURED PROMISSORY NOTE

[See attached.]

A-1

EXHIBIT B:

SECURED PROMISSORY NOTES

Lender Name	Loan Amount
Fairmount St. Investments, L.P.	$4,639,958
David Utterback	$1,139,958
Laird Cagan	$720,084
Luscinus Investments Ltd.	$1,500,000
Mike Barish	$600,000
Valley View Capital Corporation Employer Retirement Trust	$150,000
Excel Corporation	$250,000

B-1

TO THE EXTENT THAT THIS SECURED PROMISSORY NOTE IS CONSIDERED TO BE A SECURITY, THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. IT MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE BORROWER THAT SUCH REGISTRATION IS NOT REQUIRED.

AMENDED AND RESTATED SECURED PROMISSORY NOTE

$_____________	Date: November 30, 2015

For Value Received, eVance Processing Inc., a Delaware corporation (the “Borrower” or the “Company”), hereby promises to pay to the order of____________, a __________ (the “Lender”), whose address is ____________________, in lawful money of the United States of America and in immediately available funds, the principal sum of $_________ (the “Loan”), together with accrued and unpaid interest thereon, payable on the dates and in the manner set forth below.

This Amended and Restated Secured Promissory Note (this “Note”) is executed and delivered in connection with that certain Amended and Restated Loan and Security Agreement by and between the Borrower and the Lender, dated November 30, 2015, but effective 11:59 p.m., New York time, on November 30, 2015, incorporated herein by reference (the “Loan Agreement”), and is entitled to the benefits of and is subject to the terms contained in the Loan Agreement. Capitalized terms not herein defined shall have the meaning set forth in the Loan Agreement. This Note evidences the assumption by the Borrower of the obligation to pay a promissory note of $_________ dated November 30, 2015, made by Calpian, Inc., a Texas corporation (“Calpian”), to Lender (the “Original Note”). The Original Note has been replaced concurrently herewith by this Note and with an unconditional payment guaranty from Calpian in favor of Lender, and, as such, the Original Note is deemed to be of no further force or effect. It is one of a series of seven (7) secured promissory notes that are the subject of, described in, and secured by, the Loan Agreement.

1. Principal Repayment. The outstanding principal amount of the Loan shall be payable on November 30, 2016 (“Maturity Date”), subject to the terms and limitations hereunder. The Borrower may from time to time and at any time prepay, without premium or penalty, this Note in whole or in part, including any unpaid interest accrued on the amount to be prepaid, at any time prior to the Maturity Date without the written consent of the Lender, at the Borrower’s sole discretion (a “Prepayment”).

2. Interest Rate. The Borrower further promises to pay interest on the sum of the unpaid principal balance of the Loan outstanding, from the date of this Note until all such principal amounts shall have been repaid in full. Interest shall be payable monthly at the Applicable Rate, as defined below, and shall be calculated on the basis of a 360-day year (“Interest”). During the first month and continuing through the seventh month from the date hereof, Interest shall accrue at a rate of 12% per annum; during the eighth month from the date hereof, Interest shall accrue at a rate of 13% per annum; during the ninth month from the date hereof, Interest shall accrue at rate of 14% per annum; during the tenth month from the date hereof, Interest shall accrue at a rate of 15% per annum; during the eleventh month from the date hereof, Interest shall accrue at a rate of 16% per annum; and during the twelfth month, Interest shall accrue at a rate of 17% per annum (each month’s Interest rate, an “Applicable Rate”). Interest shall be due and payable in monthly installments on or before the 5th calendar day of December 2015 and on the 5th day of each ensuing month, with any remaining amounts payable on the Maturity Date.

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3. Place of Payment. All amounts of Interest and principal payable hereunder shall be payable to the Lender by check delivered to the address specified above or to such bank with wire transfer directions as provided by the Lender.

4. Application of Payments. Any payments on this Note shall be applied first to accrued Interest, and thereafter to the outstanding principal balance hereof.

5. Secured Obligation. Subject to and pursuant to the terms of the Loan Agreement, the Borrower has granted to the Lender a first priority lien and security interest in, to and under certain assets of the Borrower. The Borrower and the Lender agree that the security interest granted in connection with this Note shall be governed by the Loan Agreement. In the event of a conflict between this Note and the Loan Agreement, the parties agree that the Loan Agreement shall control.

6. Events of Default and Remedies. Events of Default and Remedies shall be governed by and pursuant to the terms of the Loan Agreement. The Borrower and the Lender agree that the Events of Default and Remedies in connection with this Note shall be governed by the Loan Agreement. In the event of a conflict between this Note and the Loan Agreement, the parties agree that the Loan Agreement shall control.

7. Unconditional Obligation; No Offset. The Borrower acknowledges that this Note is an unconditional, valid, binding and enforceable obligation of the Borrower not subject to offset, deduction or counterclaim of any kind. The Borrower hereby waives any rights of offset it now has or may have hereafter against the Lender, its successors and assigns, and agrees to make the payments of principal or Interest called for herein in accordance with the terms of this Note.

8. Indemnity and Expenses. The Borrower agrees:

(a)                To indemnify and hold harmless the holder of this Note and each of its partners, employees, agents and affiliates (the “Indemnified Parties”) from and against any and all claims, damages, demands, losses, obligations, judgments suits, actions, threats and liabilities (including, without limitation, attorneys’ fees and expenses) (collectively, “Damages”) in any way arising out of or in connection with this Note; provided, that the Borrower shall not be required to indemnify and hold harmless the Indemnified Parties to the extent such Damages arise out of or result from (i) any Indemnified Party’s gross negligence or willful misconduct or (ii) any breach of this Note or the Loan Agreement by the Lender or the holder of this Note.

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(b)               To pay and reimburse the holder of this Note upon demand for all costs and expenses (including, without limitation, attorneys’ fees and expenses) that the holder of this Note may incur in connection with (i) the exercise or enforcement of any rights or remedies (including, but not limited to, collection) granted hereunder or otherwise available to it (whether at law, in equity or otherwise), or (ii) the failure by the Borrower to perform or observe any of the provisions hereof. The provisions of this Section 8 shall survive the execution and delivery of this Note, the repayment of any or all of the principal or Interest owed pursuant hereto, and the termination of this Note.

9. Due Authorization. The Borrower has the full power and authority to execute and deliver this Note and to consummate the transactions contemplated on its part hereby and thereby. The execution, delivery (or filing or adoption, as the case may be), and performance by the Borrower of this Note have been duly authorized by the Borrower. This Note is a valid and binding agreement of the Borrower, enforceable against the Borrower in accordance with its terms, except as limited by bankruptcy, insolvency and other laws affecting the enforcement of creditors’ rights generally and by equitable principles in any action (legal or equitable) and by public policy.

10. Modification. This Note is being issued as one of a series of seven (7) promissory notes issued by the Borrower, as described in the Loan Agreement. The terms of this Note (including, without limitation, the Maturity Date, and the rate of Interest) may be waived or modified only in writing, signed by the Borrower and the Lender.

11. Assignments. Subject to the provisions set forth in the Loan Agreement, the Borrower may not assign this Note without the prior written consent of the Lender.

12. Governing Law. This Note shall be governed by, and construed and enforced in accordance with, the laws of the State of Texas, excluding conflict of laws principles that would cause the application of laws of any other jurisdiction. Any action brought to enforce or interpret this Note shall be brought in the courts located in Dallas County, Texas.

13. No Usury. It is expressly stipulated and agreed to be the intent of the Borrower and the Lender at all times to comply with applicable state law or applicable United States federal law (to the extent that it permits the Lender to contract for, charge, take, reserve, or receive a greater amount of Interest than under state law) and that this Section 13 shall control every other covenant and agreement in this Note and the Loan Agreement. If applicable state or federal law should at any time be judicially interpreted so as to render usurious any amount called for under this Note or under the Loan Agreement, or contracted for, charged, taken, reserved, or received with respect to the Loan, or if the Lender’s exercise of the option to accelerate the Maturity Date, or if any Prepayment by the Borrower results in the Borrower having paid any Interest in excess of that permitted by applicable law, then it is the Lender’s express intent that all excess amounts theretofore collected by the Lender shall be credited on the principal balance of this Note and all other indebtedness and the provisions of this Note and the Loan Agreement shall immediately be deemed reformed and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity of the execution of any new documents, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder or thereunder. All sums paid or agreed to be paid to the Lender for the use, forbearance, or detention of the Loan shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term of the Loan until payment in full so that the rate or amount of Interest on account of the Loan does not exceed the maximum lawful rate from time to time in effect and applicable to the Loan for so long as the Loan is outstanding.

14. Transfers, Successors and Assigns. The provisions of this Note shall inure to the benefit of and be binding on any successor to the Borrower and shall extend to any holder hereof.

[Remainder of Page Blank]

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IN WITNESS WHEREOF, the Borrower has duly executed this Amended and Restated Secured Promissory Note as of the date first written above.

BORROWER:
eVance Processing Inc.

By:
Name: Thomas A. Hyde, Jr.
Title: President

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